                                                                    EXHIBIT 99.1

EXHIBIT 99.1--Portion of Press Release dated July 11, 2001
----------------------------------------------------------


                 REDBACK NETWORKS ANNOUNCES SECOND QUARTER 2001
                                OPERATING RESULTS

SAN JOSE, Calif., July 11, 2001 -Redback Networks Inc. (NASDAQ: RBAK), a leading provider of solutions for next-generation metro broadband and optical networks, today announced results for the fiscal quarter ending June 30, 2001. Net revenue for the second quarter of 2001 was $59.4 million, compared with $48.7 million for the same period in the prior year. Pro forma net loss for the second quarter of 2001 was $37.0 million or $0.26 per share, compared to pro forma net loss of $0.13 per share for Q1 2001 and $0.05 per share loss for the same period one year ago.

The Q2 GAAP loss, which includes acquisition-related charges, stock compensation charges, restructuring charges and charges for inventory and other impairments, was $460 million or $3.26 per share. During Q2 the Company determined that based on the current business outlook, the carrying value of certain assets would not be recoverable and should be adjusted. As a result, the Company recorded GAAP reserves and write-offs that totaled $74.9 million for inventory and related claims and commitments in excess of projected demand, as well as investment impairments. In addition, under a headcount reduction program announced in April 2001, the Company recorded a charge of $3.9 million for severance and related benefits.

About Redback Networks Inc.
Redback Networks enables carriers and service providers to build profitable next-generation metro broadband and optical networks. The Company offers a strong product portfolio that includes industry-leading subscriber management and optical platforms, as well as a comprehensive set of network provisioning and management software. These solutions deliver superior performance and scalability, reduce operational costs, and expedite the management and deployment of new services within metro networks.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 350 carriers and service providers, including major local exchange carriers (LEC), inter-exchange carriers (IXCs) and service providers. For more information, please visit www.redback.com

                                      # # #

Redback is a U.S. Registered Trademark; Subscriber Management System, SmartEdge are Trademarks of Redback Networks Inc. Other trademarks, service marks, and trade names belong to their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks' expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements regarding future sales, product deployment and network configurations. All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Redback Networks' business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form 10-Q, and the other reports filed from time to time with the Securities and Exchange Commission.

                             Redback Networks, Inc.
            Pro Forma Condensed Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                   (unaudited)

                                                  Three Months Ended       Six Months Ended
                                                 June 30,    June 30,    June 30,    June 30,
                                                   2001        2000        2001        2000
                                                 --------    --------    --------    --------
Net revenues                                     $ 59,427    $ 48,728    $150,364    $ 82,891
Cost of revenues                                   40,458      13,988      92,759      22,068
                                                 --------    --------    --------    --------
Pro forma gross margin                             18,969      34,740      57,605      60,823
                                                 --------    --------    --------    --------

Operating expenses:
        Research and development                   27,793      23,783      57,504      35,922
        Selling, general and administrative        26,717      16,597      57,559      29,852
                                                 --------    --------    --------    --------
            Total operating expenses               54,510      40,380     115,063      65,774
                                                 --------    --------    --------    --------

Pro forma loss from operations                    (35,541)     (5,640)    (57,458)     (4,951)

Other income/(expense), net                        (1,460)        (11)      2,063         719
                                                 --------    --------    --------    --------


Pro forma net loss                               $(37,001)   $ (5,651)   $(55,395)   $ (4,232)
                                                 ========    ========    ========    ========

Pro forma basic and diluted net loss per share   $  (0.26)   $  (0.05)   $  (0.40)   $  (0.04)
                                                 ========    ========    ========    ========

Shares used in computing basic and diluted
        net loss per share                        141,049     118,730     139,068     103,957
                                                 ========    ========    ========    ========

Note 1: The above unaudited pro forma condensed consolidated statements of operations are not a presentation in accordance with generally accepted accounting principles as they exclude the effects of the following (amounts in thousands):

          Certain inventory related charges included in cost of revenues of $24,000 incurred in the quarter ended March 31, 2001 and $64,600 incurred in the quarter ended June 30, 2001.

          Restructuring charges of $23,250 incurred in the quarter ended March 31, 2001 and $3,900 in the quarter ended June 30, 2001.

          Amortization of intangible assets included in cost of revenues and operating expenses.

          In process research and development charge incurred in the quarter ended March 31, 2000.

          Stock compensation expense.

          Investment impairment of $10,300 in the quarter ended June 30, 2001 included in other income/(expense), net.

                             Redback Networks, Inc.
                 Condensed Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                   (unaudited)

                                                       Three Months Ended         Six Months Ended
                                                      June 30,     June 30,     June 30,     June 30,
                                                        2001         2000          2001         2000
                                                      ---------    ---------    ---------    ---------
Net revenues                                          $  59,427    $  48,728    $ 150,364    $  82,891
Cost of revenues                                        106,606       14,853      184,385       23,150
                                                      ---------    ---------    ---------    ---------
Gross margin                                            (47,179)      33,875      (34,021)      59,741
                                                      ---------    ---------    ---------    ---------

Operating expenses:
        Research and development                         27,793       23,783       57,504       35,922
        Selling, general and administrative              26,717       16,597       57,559       29,852
        Restructuring charges                             3,900         --         27,150         --
        Amortization of intangible assets               313,942      279,630      629,383      350,234
        In-process research and development                --           --           --         15,300
        Amortization of deferred stock compensation      28,825          514       46,726        1,049
                                                      ---------    ---------    ---------    ---------
            Total operating expenses                    401,177      320,524      818,322      432,357
                                                      ---------    ---------    ---------    ---------

Loss from operations                                   (448,356)    (286,649)    (852,343)    (372,616)

Other income/(expense), net                             (11,760)         (11)      (8,237)         719
                                                      ---------    ---------    ---------    ---------

Net loss                                              $(460,116)   $(286,660)   $(860,580)   $(371,897)
                                                      =========    =========    =========    =========

Basic and diluted net loss per share                  $   (3.26)   $   (2.41)   $   (6.19)   $   (3.58)
                                                      =========    =========    =========    =========

Shares used in computing basic and diluted
        net loss per share                              141,049      118,730      139,068      103,957
                                                      =========    =========    =========    =========

                             Redback Networks, Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)
                                   (unaudited)

                                                                  June 30,   December 31,
                                                                    2001         2000
                                                                 ----------  ------------
                                      Assets

Assets:
        Cash, cash equivalents and investments in
            marketable debt securities                           $  313,994   $  433,669
        Accounts receivable, net                                     48,505       96,377
        Inventories                                                  45,534       17,207
        Other assets                                                 59,886       58,442
        Property and equipment, net                                 101,096       73,677
        Goodwill and other intangibles                            3,458,629    4,091,152
                                                                 ----------   ----------
            Total assets                                         $4,027,644   $4,770,524
                                                                 ==========   ==========


                      Liabilities and Stockholders' Equity

Liabilities:
        Accounts payable and accrued liabilities                 $  167,008   $  101,500
        Deferred revenue                                             12,723       11,080
        Convertible notes and borrowings                            504,923      508,797

Stockholders' equity                                              3,342,990    4,149,147
                                                                 ----------   ----------
            Total liabilities and stockholders' equity           $4,027,644   $4,770,524
                                                                 ==========   ==========